Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated June 22, 2026 relating to the Common Stock, of FG Merger II Corp. shall be filed on behalf of the undersigned.

ATSION ASSET MANAGEMENT LLC

By:	/s/ John Salemi
Name:	John Salemi
Title:	Managing Member

JOHN SALEMI

By:	/s/ John Salemi

CAMAC FUND, LP By: Camac Capital, LLC, its general partner

By:	/s/ Eric Shahinian
Name:	Eric Shahinian
Title:	Manager

CAMAC PARTNERS, LLC By: Camac Capital, LLC, its managing member

By:	/s/ Eric Shahinian
Name:	Eric Shahinian
Title:	Manager

CAMAC CAPITAL, LLC

By:	/s/ Eric Shahinian
Name:	Eric Shahinian
Title:	Manager

ERIC SHAHINIAN

By:	/s/ Eric Shahinian